UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest reported event):    March 25, 2004


                                WSN GROUP, INC.
           (Exact name of registrant as specified in its charter)

Nevada                              020277                       11-2872782
State or other jurisdiction of    Commission File Number       IRS Employer
Incorporation                                            Identification Number

              PO Box 14127                          92255
        Palm Desert, California
(Address of principal executive offices)          (Zip Code)


            Registrant's Telephone Number:  (760) 345-6555


                                  None
    (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Registrant hereby reports that the letter of intent entered into on February 6, 2004 with Preferred Default Management, Inc. ("Preferred") to complete a share-for-share exchange with the entity has been terminated effective as March 23, 2004. The Registrant intends to complete the share-for-share exchange with Amerifi Lending, Inc. ("Amerifi") having obtained a waiver from Amerifi regarding Preferred's participation.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On March 23, 2004, WSN Group, Inc. (the "Registrant") accepted the resignation of Gary Borglund from the board of directors of the Registrant. Mr. Borglund's resigned because of a disagreement with the Registrant on matters relating to the Registrant's operations, policies or practices.

Mr. Borglund in a letter to the Registrant dated March 22, 2004, stated that he disagreed with the conduct and governance of the Company. Mr. Borglund's letter is filed herewith as Exhibit 99.1, and this brief description of the letter is qualified in its entirety by reference to such exhibit.

The Registrant believes that the description of the disagreement provided in Mr. Borglund's letter is incorrect. The Registrant requested that Mr. Borglund tender his resignation in light of Mr. Borglund's numerous demands upon the Registrant for 3,000,000 shares of WSN Group, Inc. common stock to be issued to him for his work on a separate transaction. The Registrant was informed and believes that Mr. Borglund received cash compensation directly from the parties to that transaction and that the issuance of the additional shares to Mr. Borglund by Registrant would result in a windfall to Mr. Borglund.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.          Description

99.1      Resignation Letter dated March 22, 2004

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WSN Group, Inc.


Date: March 25, 2004                   /s/ John Anton
                                       John Anton
                                       President

Exhibit 99.1

                              Gary Borglund
                           2535 Pilot Knob Road
                         Mendota Heights, MN 55120
                             (XXX) XXX-XXXX

March 22, 2004

Via Facsimile: (760) 345-6555
WSN Group, Inc.
Attn: John Anton, President
PO Box 14127
Palm Desert, CA 92255

Re: Resignation

Dear John:

WSN Group, Inc. (the "Company") has failed and refused to provide me with any information concerning the transactions of January 16, 2004 (concerning Amerifi Lending, Inc.), and of February 6, 2004
(concerning Preferred Default Management, Inc.) notwithstanding my written request as a director of the Company. Knowing as I do that the president of Preferred Default Management, Inc., Mr. Marc Tow, is also general legal counsel to the Company, I am also concerned about potential regulatory issues arising from the transaction and my liability as a member of the board, particularly when the transaction still has not been presented to me by the scheduled closing date described in the letter of intent for the transaction as reported to the Securities and Exchange Commission on Form 8-K; i.e. March 15, 2004.

I strongly disagree with your conduct and governance of the Company, which I consider reckless, and find I can no longer continue to serve the Company as a director under these conditions. I therefore resign as a director of the Company, effective upon your receipt of a facsimile transmission of this letter, and demand that the Company take the proper steps to report my resignation, and the reasons therefor, as soon as possible to the Nevada secretary of state and the Securities and Exchange Commission.

Very truly yours,


/s/ Gary Borglund
Gary Borglund

GB/ft